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                                                                    EXHIBIT 99.2



                             BRANFORD SAVINGS BANK



              SPECIAL MEETING OF STOCKHOLDERS -- DECEMBER 8, 1997



                                     PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



           The undersigned stockholder of BRANFORD SAVINGS BANK (the "Bank") hereby appoints Gregory R. Shook and Jeffrey C. Clark and each or either of them as proxies of the undersigned with full power of substitution to vote all of the shares of Common Stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Bank ("Special Meeting") to be held at Woodwinds, 29 School Ground Road, Branford, Connecticut at 10:00 a.m., on December 8, 1997 and at any adjournment or postponement thereof, with all the power the undersigned would have if personally present, hereby revoking any proxy heretofore given. Any of such proxies or their substitutes who attend the Special Meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted. The undersigned hereby acknowledges receipt of the proxy statement for the Special Meeting and instructs the proxies to vote as instructed on the reverse side. The undersigned also hereby grants the proxies discretionary authority to vote upon such other matters as may properly come before the Special Meeting. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 24, 1997, AS AMENDED, AMONG NORTH FORK BANCORPORATION, INC., MERGER BANK AND BRANFORD SAVINGS BANK.


                             (Continued and to be Signed on Reverse Side)
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     [X]


     PLEASE MARK VOTES
     AS IN THIS EXAMPLE



     PROPOSAL 1:



     To approve and adopt the Agreement and Plan of Merger, dated as of July 24, 1997, among North Fork Bancorporation, Inc., Merger Bank and Branford Savings Bank, as amended, and the merger provided for therein, pursuant to which Branford Savings Bank will be acquired by North Fork Bankcorporation, Inc.





     OTHER MATTERS:



     The proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the merger provided for therein or otherwise, in accordance with the determination of a majority of Branford Savings Bank's Board of Directors.



                                                 MARK HERE               [ ]
                                                 FOR ADDRESS
                                                 CHANGE AND
                                                 NOTE AT LEFT
                                                                       PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON.
                                                                       EACH EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN,
                                                                       ATTORNEY-IN-FACT AND OTHER FIDUCIARY SHOULD SIGN AND
                                                                       INDICATE HIS OR HER FULL TITLE. WHEN STOCK HAS BEEN
                                                                       ISSUED IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD
                                                                       SIGN.



Signature: _________________________   Date: _____________   Signature: ________


                                                FOR    AGAINST    ABSTAIN


                                                [ ]      N        N